ALLIANT ENERGY
                                                     Alliant Energy Corporation
                                                     Alliant Tower
                                                     200 First Street SE
                                                     P.O. Box 351
                                                     Cedar Rapids, IA 52408-0351
                                                     Office: 319.398-4411
                                                     www.alliant-energy.com


                                February 20, 2001

IES Utilities Inc.
Alliant Energy Tower
200 First Street, SE
Cedar Rapids, Iowa 52401

    Re:  IES Utilities Inc. Registration on Form S-3 of Senior Debentures

Ladies and Gentlemen:

         I am Managing Attorney for Alliant Energy Corporate Services, Inc., an affiliate of IES Utilities Inc. (the "Company"), and have acted as counsel for the Company in connection with the Company's Registration Statement on Form S-3 filed on or about the date hereof with the Securities and Exchange Commission (the "Registration Statement"), relating to $200,000,000 aggregate principal amount of its Senior Debentures. The Senior Debentures will be issued under the Indenture, dated as of August 1, 1997, between the Company and Bank One Trust Company, National Association, as successor to The First National Bank of Chicago, as Trustee (the "Indenture"), and a supplemental indenture (the "Supplemental Indenture") or an officers' certificate (the "Officers' Certificate"), as the case may be, providing for the issuance of the Senior Debentures.

         In this regard, I have examined, or caused attorneys under my general supervision to examine, such corporate records of the Company and such other instruments, records, certificates and documents as I have deemed necessary in order to enable me to render this opinion. On the basis of the foregoing, I am of the opinion that:

         1. The Company has been duly incorporated and is legally existing as a corporation under the laws of the State of Iowa.

         2. The Senior Debentures, when executed, authenticated and issued in accordance with the resolutions adopted by the Board of Directors of the Company on January 24, 2001 and in the manner and for the consideration contemplated by the Registration Statement, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors' rights generally or the application

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IES Utilities Inc.
February 20, 2001
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of equitable principles; provided, that prior to the issuance of the Senior
Debentures there shall be taken various proceedings in the manner contemplated by me as counsel, which include the following:

                  (a) The completion of the requisite procedure under the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended;

                  (b) The further authorization by one or more specified senior executive officers of the Company of the Supplemental Indenture or the Officers' Certificate, as the case may be, relating to the Senior Debentures, issuance of the Senior Debentures and related matters; and

                  (c) The execution and delivery of the Supplemental Indenture or the Officers' Certificate, as the case may be, and the filing of other documents and the taking of other actions provided in the Indenture with respect to the issuance of additional unsecured debt securities thereunder.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving my consent, I do not admit that I am an "expert" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Kent M. Ragsdale

                                        Kent M. Ragsdale
                                        Managing Attorney